As filed with the Securities and Exchange Commission on August 9, 2022
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
Registration Statement
Under
THE SECURITIES ACT OF 1933

VACCITECH PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Unit 6-10, Zeus Building
Rutherford Avenue
Harwell, Didcot OX11 0DF
United Kingdom
+44 (0) 1865 818 808
(Address, including zip code, and telephone number, including area code, for principal executive offices)

William Enright
President
Vaccitech North America, Inc.
855 N. Wolfe Street, Suite 102
Baltimore, MD 21205
+1 (410) 916-7930
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Robert E. Puopolo Marishka DeToy Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Andrew Harrow Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 20 7447 4200

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE
This registration statement contains two documents:
•
a base prospectus that covers the offering, issuance and sale by us of up to $200,000,000 of our ordinary shares, each of which may be represented by one American Depositary Share, or ADS, senior or subordinated debt securities; warrants to purchase any securities that may be sold under this prospectus; units or any combination of these securities as described in this prospectus; and

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a sales agreement prospectus supplement that covers the offer and sale by us of ordinary shares represented by ADSs having an aggregate offering price of up to $75,000,000, from time to time under a sales agreement with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The ordinary shares represented by ADSs that may be offered and sold under the sales agreement prospectus are included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated August 9, 2022
PROSPECTUS
$200,000,000
Ordinary Shares, including Ordinary Shares represented by
American Depositary Shares
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $200,000,000 in the aggregate of our ordinary shares, each of which may be represented by one American Depositary Share; senior or subordinated debt securities; warrants to purchase any securities that may be sold under this prospectus; units or any combination of these securities as described in this prospectus. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. For more detailed information, see “Plan of Distribution” on page 64.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Global Market. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement and any free writing prospectus, as well as documents incorporated by reference into this prospectus, carefully before you invest.
American Depositary Shares representing our ordinary shares are traded on The Nasdaq Global Market under the symbol “VACC”. A separate Registration Statement on Form F-6 for the registration of American Depositary Shares issuable upon deposit of the ordinary shares was previously filed with the Securities and Exchange Commission and became effective on April 29, 2021 (Registration No. 333‑255237). If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin. On August 8, 2022, the closing price of American Depositary Shares on The Nasdaq Global Market was $4.64 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement and in the documents that are incorporated by reference into this prospectus or the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state or other securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement, as amended, that we filed with the U.S. Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended.
Under this shelf registration process, we may offer the securities described in this prospectus from time to time in one or more offerings for an aggregate offering amount of up to $200,000,000, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this registration statement, we have no specific plans for selling the securities registered hereunder.
A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or any free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement or any free writing prospectus together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”
We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement to this prospectus. Neither we nor any other person take any responsibility for, and can provide no assurances as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the accompanying prospectus supplement to this prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying prospectus supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
Unless the content indicates otherwise, referenced in this prospectus to the “company,” “we,” “us,” and “our” refer to Vaccitech plc. We own various trademark registrations and applications, and unregistered trademarks, including our name, our corporate logo and technologies acquired as part of our acquisition of Avidea Technologies, Inc. in December 2021. We have an exclusive license to use and display the Vaccitech registered trademark in order to commercialize Vaccitech in the United Kingdom. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PRESENTATION OF FINANCIAL INFORMATION
We maintain our books and records primarily in pounds sterling, our results are subsequently represented in U.S. dollars and we prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. All references included or incorporated by reference in this prospectus to “$” are to U.S. Dollars and all references to “£” are to pounds sterling.
We have made rounding adjustments to some of the figures included or incorporated by reference in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. We have historically conducted our business through Vaccitech (UK) Limited (formerly Vaccitech Limited), and therefore our historical consolidated financial statements present the consolidated results of operations of Vaccitech (UK) Limited (formerly Vaccitech Limited) and its subsidiaries, Vaccitech Australia Pty Limited, Vaccitech Oncology Limited, Vaccitech North America Inc. (which in April 2022 acquired Vaccitech USA, Inc. by way of merger) and Vaccitech Italia S.R.L. Following our reorganization that we completed in connection with our initial public offering, our consolidated financial statements present the consolidated results of operations of Vaccitech plc and its subsidiaries. In addition, on April 4, 2022 a merger was effected between subsidiaries Vaccitech USA, Inc. and Vaccitech North America, Inc, with Vaccitech North America, Inc. being the surviving entity.

THE COMPANY
This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.
We are a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases, autoimmunity, and cancer. We aim to treat and prevent infectious diseases and cancer, and we use our proprietary platforms to develop product candidates that stimulate powerful, targeted immune responses against pathogens, infected cells and tumor cells. We design these product candidates to stimulate immune responses that are robust, highly specific, and are differentiated by the magnitude of the T cell populations induced, which exhibit critical functionality and durability. In the field of autoimmunity, we use our proprietary platform to develop product candidates that induce regulatory T cells to suppress specific immune responses and prevent/reverse autoimmunity. We are focused on applying our platform capabilities and the expertise of our team to address significant unmet medical needs in two settings — the therapeutic setting, for the treatment of chronic infectious diseases, cancer and autoimmunity, and the prophylactic setting, for the prevention of infectious diseases, based on our platform’s ability to respond rapidly to epidemic and pandemic threats.
We have a broad pipeline of both clinical and preclinical stage therapeutic and prophylactic programs. Our current therapeutic programs include VTP-300 for the treatment of chronic hepatitis B infection, or CHB, VTP-200 for the treatment of human papilloma virus infection, or HPV, VTP-850 for the treatment of prostate cancer, VTP-600 for the treatment of non-small cell lung cancer, or NSCLC, VTP-1100 for the treatment of HPV-associated cancers and VTP-1100 for the treatment of celiac disease. Our current prophylactic programs include VTP-400 for the prevention of herpes zoster, or shingles, and VTP-500 for the prevention of Middle East respiratory syndrome, or MERS. Preclinical, IND-enabling programs are underway to utilize the SNAPvax platform in both cancer and an immune tolerance indication. In addition, we co-invented a COVID-19 vaccine candidate with the University of Oxford, which we assigned to Oxford University Innovation, or OUI, to facilitate the license of those rights by OUI to AstraZeneca UK Limited, or AstraZeneca. The vaccine, formerly referred to as AZD1222, is now authorized for use under the marketing name Vaxzevria in a number of countries. AstraZeneca has exclusive worldwide rights to develop and commercialize Vaxzevria.
Corporate Information
We were originally incorporated under the laws of England and Wales in March 2021 as Vaccitech Rx Limited (now known as Vaccitech plc) to become a holding company for Vaccitech (UK) Limited (formerly Vaccitech Limited) and its subsidiaries. Vaccitech Rx Limited subsequently re-registered as a public limited company, in connection with our initial public offering, and its name was changed from Vaccitech Rx Limited to Vaccitech plc in April 2021. Vaccitech (UK) Limited was originally incorporated under the laws of England and Wales in January 2016 as Vaccitech Limited and subsequently changed its name to Vaccitech (UK) Limited in April 2021. Vaccitech plc is the issuer of the securities described in this prospectus and the ultimate parent company of five subsidiaries: Vaccitech (UK) Limited (formerly Vaccitech Limited), Vaccitech Australia Pty Limited, Vaccitech Oncology Limited, Vaccitech North America Inc. (which in April 2022 acquired Vaccitech USA, Inc. by way of merger) and Vaccitech Italia S.R.L. Our principal executive office is located at Unit 6-10, Zeus Building Rutherford Avenue, Harwell, Didcot, OX11 0DF, United Kingdom, and our telephone number is +44 (0) 1865 818 808. Our website address is www.vaccitech.co.uk. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, including our annual report on Form 10-K for the fiscal year ended December 31, 2021, which is on file with the SEC and is incorporated herein by reference, other documents that are incorporated by reference into this prospectus, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into it contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. The forward-looking statements and opinions contained in this prospectus are based upon information available to our management as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, as referenced under “Risk Factors” in this prospectus and described in any prospectus supplement and our periodic filings with the SEC incorporated by reference in this prospectus or any prospectus supplement. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, the timing of events and circumstances and actual results could differ materially from those projected in the forward looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
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the success, cost and timing of our product development activities and clinical trials;

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the timing, scope or likelihood of regulatory filings and approvals, including timing of Investigational New Drug Application and Biological License Application filings for our current and future product candidates, and final U.S. Food and Drug Administration, European Medicines Agency, United Kingdom Medicines and Healthcare products Regulatory Agency or other foreign regulatory authority approval of our current and future product candidates;

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our ability to develop and advance our current and future product candidates and programs into, and successfully complete, clinical trials;

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our ability to establish future or maintain current collaborations or strategic relationships or obtain additional funding;

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the rate and degree of market acceptance and clinical utility of our current and future product candidates;

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our expectations surrounding the payments we expect to receive pursuant to the research collaboration and exclusive worldwide license agreement, or the AstraZeneca License Agreement, between OUI and AstraZeneca;

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the ability and willingness of our third-party collaborators to continue research and development activities relating to our product candidates;

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our and our collaborators’ ability to obtain, maintain, defend and enforce our intellectual property protection for our product candidates, and the scope of such protection;

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our manufacturing, commercialization and marketing capabilities and strategy;

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future agreements with third parties in connection with the commercialization of our product candidates and any other approved products;

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regulatory developments in the United States and foreign countries;

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competitive companies, technologies and our industry and the success of competing therapies that are or may become available;

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our ability to attract and retain key scientific or management personnel;

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our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

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the accuracy of our estimates of our annual total addressable markets, future revenue, expenses, capital requirements and needs for additional financing;

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our expectations about market trends;

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our ability to overcome the challenges posed by the COVID-19 pandemic to the conduct of our business; and

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our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

CAPITALIZATION
We intend to include information about our capitalization and indebtedness in prospectus supplements, as applicable.

SECURITIES WE MAY OFFER
We may offer our ordinary shares, each of which may be represented by one ADS, various series of senior or subordinated debt securities, warrants to purchase any such securities, units, or any combination of these securities in an amount up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following describes our issued share capital, summarizes the material provisions of our articles of association (the “Articles”) and highlights certain differences in corporate law in the England and Wales and Delaware. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our Articles, which are imbedded as an exhibit to the registration statement which this prospectus forms a part and are incorporated by reference herein.
We were originally incorporated under the laws of England and Wales in March 2021 as Vaccitech Rx Limited (now known as Vaccitech plc) to become a holding company for Vaccitech (UK) Limited (formerly known as Vaccitech Limited) and its subsidiaries. Subsequently, in April 2021, Vaccitech Rx Limited re-registered as a public limited company and its name changed to Vaccitech plc.
We are registered with the Registrar of Companies in England and Wales under number 13282620, and our registered office is at Unit 6-10, Zeus Building Rutherford Avenue, Harwell, Didcot, OX11 0DF, United Kingdom.
Issued share capital
As of July 31, 2022, our issued share capital was 37,216,162 ordinary shares with a nominal value of £0.000025 per share. Each outstanding ordinary share is fully paid and non-assessable.
Ordinary shares
In accordance with our Articles, the following summarizes the rights of holders of, and attaching to, our ordinary shares:
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each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

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the holders of our ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings and receive a copy of every report, accounts, circular or other documents sent out by us to our shareholders; and

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the holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Deferred Shares
In accordance with our Articles, the following summarizes the rights of holders of our deferred shares:
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deferred shares shall confer no rights to dividends or to participate in our profits;

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on a return of assets on liquidation, the deferred shares shall confer on the holders thereof an entitlement to receive out of the assets of the Company available for distribution amongst the members (subject to the rights of any new class of shares with preferred rights) the amount credited as paid up on the deferred shares held by them respectively after (but only after) payment shall have been made to the holders of the ordinary shares of the amounts paid up or credited as paid up on such shares and the sum of £1,000,000 in respect of each ordinary share held by them respectively. The deferred shares shall confer on the holders thereof no further right to participate in the assets of the Company;

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the holders of the deferred shares shall not be entitled in their capacity as holders of such shares to receive notice of, attend, speak, form part of the quorum of, or vote at our general meetings;

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any reduction of capital involving the cancellation of the deferred shares for no consideration shall not be deemed to be a variation, modification or abrogation of the rights or privileges attaching to them and the Company shall be authorized at any time to reduce its capital (in accordance with the Companies Act 2006) without obtaining the consent of the holders of the deferred shares;

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any special rights conferred upon the holders of the deferred shares shall be deemed to not be modified, varied or abrogated by the creation or issue of further shares ranking pari passu with or in priority to the deferred shares;

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no transfer of any deferred shares shall be permitted except as provided below;

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the Company shall have irrevocable authority at any time, without making payment to the holders of the deferred shares, to transfer on behalf of the holders to such person as the Company may determine, to cancel and/or to acquire any of the deferred shares (in accordance with the provisions of the Companies Act 2006); and

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subject to the Companies Act 2006, the Company shall be entitled to purchase any deferred shares in issue at any time for no consideration and the Company shall be entitled to cancel all or any of the deferred shares so acquired by the Company.

Registered shares
We are required by the Companies Act 2006 to keep a register of our shareholders. Under English law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services plc. Holders of ADSs are not treated as shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees is the holder of the shares underlying ADSs. Holders of ADSs have a right to receive the ordinary shares underlying their ADSs. For a discussion of ADSs and ADS holder rights, see “Description of American depositary shares” in this prospectus.
Under the Companies Act 2006, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the share register to reflect the ordinary shares being sold in any offering, including updating the share register with the number of ordinary shares to be issued to the depositary upon the closing of any offering. We are also required by the Companies Act 2006 to register a transfer of shares (or, if applicable, give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.
We, any of our shareholders or any other affected persons may apply to the court for rectification of the share register if:
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the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of members; or

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there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.

Articles of Association
Our Articles were approved by our shareholders on April 21, 2021 and adopted immediately prior to the completion of our initial public offering in May 2021. A summary of certain key provisions of the Articles is set out below. The summary below is not a complete copy of the terms of the Articles. For further information, please refer to the full version of our Articles, which are imbedded as an exhibit to the registration statement which this prospectus forms a part and are incorporated by reference herein.
The Articles contain no specific restrictions on our objects and therefore, by virtue of section 31(1) of the Companies Act 2006, our objects are unrestricted.
The Articles contain, among other things, provisions to the following effect:
Share Capital
Our share capital consists of ordinary shares and deferred shares. We may, in accordance with section 551 of the Companies Act 2006, be authorized by our shareholders to generally and unconditionally allot shares or grant rights to subscribe for or to convert any security into shares by way of an ordinary resolution. We may issue these shares with such rights and restrictions as may be determined by the ordinary resolution, or if no ordinary resolution is passed or so far as the resolution does not make specific provision, as our board of directors may determine, including shares which are to be redeemed, or are liable to be redeemed at our option or the option of the holder of such shares.
Voting
The ordinary shareholders have the right to receive notice of, and to attend and vote at, our general meetings. Subject to any other provisions of the Articles and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital, each shareholder who is present in person (or, in the case of a corporation, by representative) or by proxy at a general meeting on a show of hands has one vote and, on a poll, every such shareholder who is present in person (or, being a corporation, by representative) or by proxy has one vote in respect of every share held by him or her.
Variation of Rights
Whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either: (i) with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or (ii) with the authority of a special resolution passed at a separate meeting of the holders of the shares of that class.
Dividends
We may, subject to the provisions of the Companies Act 2006 and the Articles, by ordinary resolution from time to time declare dividends to be paid to shareholders not exceeding the amount recommended by our board of directors. Subject to the provisions of the Companies Act 2006, in so far as, in the board of directors’ opinions, our profits justify such payments, the board of directors may pay interim dividends on any class of our shares.
Any dividend unclaimed after a period of twelve (12) years from the date such dividend was declared or became payable shall, if the board of directors resolve, be forfeited and shall revert to us. No dividend or other monies payable on or in respect of a share shall bear interest as against us.
Liquidation
On a distribution of assets on a liquidation, dissolution or winding-up the surplus assets remaining after payment of liabilities shall be distributed among the holders of ordinary shares in proportion to the number of ordinary shares held, irrespective of the amount paid or credited as paid on any share.
Transfer of Ordinary Shares
Each shareholder may transfer all or any of his or her shares which are in certificated form by means of an instrument of transfer in any usual form or in any other form which the board of directors may approve. Each shareholder may transfer all or any of his or her shares which are in uncertificated form by means of a “relevant system” (i.e., the CREST System) in such manner provided for, and subject as provided in, the uncertificated securities rules (as defined in the Articles) (i.e., the CREST Regulations).
Our board of directors may, in its absolute discretion, refuse to register a transfer of shares in certificated form unless:
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it is for a share which is fully paid up;

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it is for a share upon which the Company has no lien;

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it is only for one class of share;

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it is in favor of a single transferee or no more than four joint transferees;

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it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the board of directors to be exempt from stamp duty; and

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it is delivered for registration to our registered office (or such other place as the board of directors may determine), accompanied (except in the case of a transfer by a person to whom we are not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the board of directors may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by such transferor or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

Our board of directors shall not refuse to register any transfer of partly paid shares in respect of which ADSs are admitted to Nasdaq on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.
Our board of directors may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system (in each case as defined in the Articles) (i.e., the CREST Regulations and the CREST System). Our board of directors may refuse to register a transfer of uncertificated shares unless stamp duty, stamp duty reserve tax or other transfer taxes have been duly paid unless it is otherwise shown to the satisfaction of the board of directors that the transfer is exempt from such taxes.
Allotment of Shares and Preemption Rights
Subject to the Companies Act 2006 and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as we may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the board of directors may determine (including shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares). However, an amendment to the Articles, which requires the passing of a special resolution, will be required to issue any shares other than ordinary shares or deferred shares.
In accordance with section 551 of the Companies Act 2006, the board of directors may be generally and unconditionally authorized to exercise for each prescribed period of up to five (5) years all of our powers to allot shares or grant rights to subscribe for or to convert any security into shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment. The authorities referred to above were included in the ordinary resolution of our shareholders passed on April 21, 2021 and remain in force at the date of this prospectus.
Pursuant to section 561 of the Companies Act 2006, shareholders are granted preemptive rights when new shares are issued for cash. However, it is possible for the Articles, or shareholders at a general meeting representing at least 75% of ordinary shares present (in person or by proxy) and eligible to vote at that general meeting, to disapply these preemptive rights. Such a disapplication of preemption rights may be for a maximum period of up to five (5) years from the date of the shareholder special resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five (5) years) to remain effective.
On April 21, 2021, our shareholders approved the disapplication of preemptive rights for a period of five (5) years from the date of approval by way of a special resolution of our shareholders. This included the disapplication of preemption rights in relation to the allotment of the ordinary shares in connection with our IPO. This disapplication will need to be renewed upon expiration (i.e., at least every five (5) years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).
Alteration of Share Capital
We may, in accordance with the Companies Act 2006, by ordinary resolution consolidate all or any of our share capital into a smaller number of shares of a larger nominal amount than our existing shares, or cancel any shares which, at the date of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of shares so cancelled, or sub-divide the shares, or any of them, into shares of a smaller nominal amount than our existing shares.

We may, in accordance with the Companies Act 2006, reduce or cancel our share capital or any capital redemption reserve or share premium account in any manner and with and subject to any conditions, authorities and consents required by law.
Board of Directors
Appointment of Directors
Unless otherwise determined by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than two, but there shall be no maximum number of directors.
Subject to the Articles and the Companies Act 2006, we may by ordinary resolution appoint a person who is willing to act as a director and the board of directors shall have power at any time to appoint any person who is willing to act as a director, in both cases either to fill a vacancy or as an addition to the existing board of directors.
The Articles provide that, the board of directors will be divided into three classes, designated as “Class I”, “Class II” and “Class III”, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors and which will serve staggered three-year terms. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Directors of the class retiring at the annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting.
At every subsequent annual general meeting any director who has been appointed by the board of directors since the last annual general meeting must retire from office and may offer themselves for reappointment by the shareholders by ordinary resolution.
Proceedings of Directors
Subject to the provisions of the Articles, the board of directors may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, call a meeting of the directors.
The quorum for a meeting of the board of directors shall be fixed from time to time by decision of the board of directors, but it must never be fewer than two directors (or duly appointed alternate directors).
Questions and matters requiring resolution arising at a meeting shall be decided by a majority of votes of the participating directors, with each director having one vote. In the case of an equality of votes, the chairperson will have a second or casting vote (unless the chairperson is not entitled to vote on the resolution in question).
Directors’ Compensation
Directors shall be entitled to receive such fees as the board of directors shall determine for their services as directors, and for any other service which they undertake on our behalf.
Directors shall be entitled to reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) for any special duties or services performed or rendered to us, as determined by the board of directors, and not in respect of any employment or executive office. The directors shall also be entitled to be paid reasonable travel, hotel and other expenses properly incurred by them in connection with their attendance at meetings of shareholders or class meetings, board of director or committee meetings or otherwise in connection with the performance of their duties as directors.
Conflicts of Interest
The board of directors may, in accordance with the requirements in the Articles, authorize any matter proposed to them by any director which would, if not authorized, involve a director breaching his duty under the Companies Act 2006, to avoid conflicts of interests.

A director seeking authorization in respect of such conflict shall declare to the board of directors the nature and extent of his or her interest in a conflict as soon as is reasonably practicable. The director shall provide the board of directors with such details of the matter as are necessary for the board of directors to decide how to address the conflict together with such additional information as may be requested by the board of directors.
Any authorization by the board of directors will be effective only if:
•
to the extent permitted by the Companies Act 2006, the matter in question shall have been proposed by any director for consideration in the same way that any other matter may be proposed to the directors under the provisions of the Articles;

•
any requirement as to the quorum for consideration of the relevant matter is met without counting the conflicted director and any other conflicted director; and

•
the matter is agreed to without the conflicted director voting or would be agreed to if the conflicted director’s and any other interested director’s vote is not counted.

Permitted Interests
Under our Articles, certain transactions which would otherwise give rise to a conflict are considered to be permitted interests of our directors. In the event that these permitted interests arise, the director in question will still count towards the quorum requirements of the relevant meeting and be entitled to vote on resolutions relating to such permitted interests, including but not limited to the following matters:
(i)
the giving by such director of any security, guarantee or indemnity for any money or any liability which such director, or any other person, has lent or obligations such director or any other person has undertaken at the request, or for the benefit, of us or any of our subsidiary undertakings;

(ii)
the giving of any security, guarantee or indemnity to any other person for a debt or obligation which is owed by us or any of our subsidiary undertakings, to that other person if such director has taken responsibility for some or all of that debt or obligation. Such director can take this responsibility by giving a guarantee, indemnity or security;

(iii)
a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by us or any of our subsidiary undertakings, if such director takes part because such director is a holder of shares, debentures or other securities, or if such director takes part in the underwriting or sub-underwriting of the offer;

(iv)
any arrangement for the benefit of our employees or the employees of any of our subsidiary undertakings which only gives such director benefits which are also generally given to employees to whom the arrangement relates;

(v)
any arrangement involving any other company if such director (together with any person connected with such director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if such director knows that that such director has a relevant interest in a company. A company shall be deemed to be one in which such director has a relevant interest if and so long as (but only if and so long as) such director is to their knowledge (either directly or indirectly) the holder of or beneficially interested in one percent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to shareholders of that company;

(vi)
a contract relating to insurance which we can buy or renew for the benefit of our directors or a group of people which includes our directors; and

(vii)
a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees’ share scheme which gives such director benefits which are also generally given to the employees to whom the scheme relates.

A director is not permitted to vote (or count towards the quorum) on a resolution relating to their own appointment or the settlement or variation of the terms of their appointment to an office or place of profit with us, or any other company in which we have an interest.
Directors’ Indemnity
Subject to the provisions of the Companies Act 2006, all of the directors, secretaries or other officers (other than an auditor) shall be indemnified against any loss or liability incurred by them in connection with their duties or powers in relation to us or any of our subsidiaries or any pension fund or employees’ share scheme of ours or any of our subsidiaries or in relation to our activities as trustee of any occupational pension scheme which is operated by us from time to time. This indemnity includes any liability incurred by a director in defending any civil or criminal proceedings in which judgment is given in that director’s favor or the director is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part and we may provide the director with funds to meet expenditure incurred in connection with the proceedings set out above.
General Meetings
We must convene and hold annual general meetings once a year in accordance with the Companies Act 2006. Under the Companies Act 2006, an annual general meeting must be called by notice of at least 21 clear days and a general meeting must be called by notice of at least 14 clear days.
No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairperson of the meeting, which shall not be treated as part of the business of the meeting. Save as otherwise provided by the Articles, shareholders holding thirty-three and one-third percent (33 1∕3%) of our issued shares (excluding any shares held as treasury shares) present in person or by proxy (or in the case of a corporation, by a representative) and entitled to vote shall be a quorum for all purposes.
Choice of Forum/Governing Law
Our Articles provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act and the Exchange Act, for which, unless we consent by ordinary resolution to the selection of an alternative forum, the United States District Court for the Southern District of New York will be the exclusive forum. As a company incorporated in England and Wales, the choice of the courts of England and Wales as our exclusive forum for resolving all shareholder complaints, other than complaints arising under the Securities Act and the Exchange Act, allows us to more efficiently and affordably respond to such actions, and provides consistency in the application of the laws of England and Wales to such actions. Similarly, we have selected the United States District Court for the Southern District of New York as our exclusive forum for resolving shareholder complaints arising under the Securities Act and the Exchange Act in order to more efficiently and affordably respond to such claims. This choice of forum also provides both us and our shareholders with a forum that is familiar with and regularly reviews cases involving U.S. securities law. Although we believe this choice of forum benefits us by providing increased consistency in the application of U.S. securities law for the specified types of action, it may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our articles of association, including the exclusive forum provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable. The enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our articles of association. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. See “Risk Factors - Risks Related to this Offering and Ownership of The ADSs - Our Articles will provide that the courts of England and Wales will be the exclusive forum for the resolution of all shareholder complaints other than complaints asserting a cause of action arising under the Securities Act or the Exchange Act, and that the United States District Court for the Southern District of New York will be the exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Securities Act or the Exchange Act.”
Borrowing Powers
Subject to the Articles and the Companies Act 2006, the board of directors may exercise all of the Company’s powers to:
•
borrow money;

•
indemnify and guarantee;

•
mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company;

•
create and issue debentures and other securities; and

•
give security either outright or as collateral security for any of our debt, liability or obligation or any of a third party.

Capitalization of Profits
The directors may, if they are so authorized by an ordinary resolution of the shareholders, decide to capitalize any of our undistributed profits not required for paying any preferential dividend (whether or not they are available for distribution), or any sum standing to the credit of any reserve or fund which is available for distribution or standing to the credit of our share premium account, capital redemption reserve or other undistributable reserve. The directors may also, subject to the aforementioned ordinary resolution, appropriate any sum which they so decide to capitalize to the persons who would have been entitled to it if it were distributed by way of dividend and in the same proportions.
Limitation on Owning Securities
Neither English law nor our Articles restrict in any way the ownership or voting of our shares by non-residents.
Uncertificated Shares
Subject to the Companies Act 2006 and any applicable uncertificated securities rules (as defined in the Articles), the board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate and may make arrangements for a class of shares to be transferred to that relevant system.
The board of directors may, subject to compliance with the uncertificated securities rules (as defined in the Articles), determine at any time that title to any class of shares must be in certificated form and that such class of shares will cease to be transferred to a relevant system from a date specified by the board of directors. The board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa. Ordinary shares may be changed from uncertificated to certified form (and vice versa) in accordance with and subject to the uncertificated securities rules (as defined in the Articles).
The Company may, by notice to the holder of an uncertificated share, require that share to be converted into certificated form.
If, and subject to under our Articles or pursuant to the Companies Act 2006, we are entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, such entitlement shall include the right of our board of directors to:
(i)
require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form;

(ii)
appoint any person to act on behalf of the holder of the uncertificated share to take such steps as may be required in order to effect the transfer of that share; and

(iii)
take such other action that our board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Unless our board of directors determines otherwise, shares which a shareholder holds in uncertificated form shall be treated as separate holdings from any shares which that shareholder holds in certificated form and any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.
The board of directors may take such other action that the board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it.
Other Relevant UK Laws and Regulations
Mandatory Bid
We believe that, as of the date of this prospectus, our place of central management and control is not in the UK (or the Channel Islands or the Isle of Man) for the purposes of the jurisdictional criteria of the Takeover Code. Accordingly, we believe that we are not currently subject to the Takeover Code and, as a result, our shareholders are not currently entitled to the benefit of certain takeover offer protections provided under the Takeover Code, including the rules regarding mandatory takeover bids (a summary of which is set out below). In the event that this changes, or if the interpretation and application of the Takeover Code by the Takeover Panel changes (including changes to the way in which the Takeover Panel assesses the application of the Takeover Code to English companies whose shares are listed outside of the UK), the Takeover Code may apply to us in the future.
The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under the Takeover Code:
(a)   any person who acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which he is already interested, and in which persons acting in concert with him are interested) carry 30% or more of the voting rights of a company; or
(b) any person who, together with persons acting in concert with him, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with him, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which he is interested, such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the Takeover Panel should be consulted in advance in such cases.
(i)   An offer under Rule 9 of the Takeover Code must be in cash and at the highest price paid for any interest in the shares by the person required to make an offer or any person acting in concert with him during the 12 months prior to the announcement of the offer.
(ii)   Under the Takeover Code, a “concert party” arises where persons acting together pursuant to an agreement or understanding (whether formal or informal and whether or not in writing) actively cooperate, through the acquisition by them of an interest in shares in a company, to obtain or consolidate control of the company. “Control” means holding, or aggregate holdings, of an interest in shares carrying 30% or more of the voting rights of the company, irrespective of whether the holding or holdings give de facto control.

Squeeze-out
(i)   Under Sections 979 to 982 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired, or unconditionally contracted to acquire, not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, it could then compulsorily acquire the remaining 10%. It would do so by sending a notice to the outstanding shareholders telling them that it will compulsorily acquire their shares, provided that no such notice may be served after the end of: (a) the period of three months beginning with the day after the last day on which the offer can be accepted; or (b) if earlier, and the offer is not one to which section 943(1) of the Companies Act 2006 applies, the period of six months beginning with the date of the offer.
(ii)   Six weeks following service of the notice, the offeror must send a copy of it to the company together with the consideration for the ordinary shares to which the notice relates, and an instrument of transfer executed on behalf of the outstanding shareholder(s) by a person appointed by the offeror.
(iii)   The company will hold the consideration on trust for the outstanding shareholders.
Sell-out
(i)   Sections 983 to 985 of the Companies Act 2006 also give minority shareholders in the company a right to be bought out in certain circumstances by an offeror who has made a takeover offer. If a takeover offer relating to all the ordinary shares of the company is made and the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares and not less than 90% of the voting rights carried by those shares, at any time before the end of the period within which the offer could be accepted, any holder of shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period, or, if longer a period of three months from the date of the notice.
(ii)   If a shareholder exercises his rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Pursuant to Part 22 of the Companies Act 2006, a company incorporated in England and Wales is empowered by notice in writing to require any person whom the company knows to be, or has reasonable cause to believe to be, interested in the company’s shares or at any time during the three years immediately preceding the date on which the notice is issued to have been so interested, within a reasonable time to disclose to the company details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares.
Under our Articles, if a shareholder defaults in supplying us with the required details in relation to the shares in question, or the Default Shares, within the prescribed period of 14 days, the shareholder shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings. Where the Default Shares represent 0.25% or more in nominal value of the issued shares of the class in question (calculated exclusive of any shares held as treasury shares), the directors may direct that:
•
any dividend or other money payable in respect of the Default Shares shall be retained by us without any liability to pay interest on it when such dividend or other money is finally paid to the shareholder; and/or

•
no transfer by the relevant shareholder of shares (other than a transfer permitted in accordance with the provisions of our Articles) may be registered (unless such shareholder is not in default and the transfer does not relate to Default Shares).

Purchase of Own Shares
English law permits a public limited company to purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act 2006 and provided that its articles of association do not prohibit it from doing so. Our Articles, a summary of which is provided above, do not prohibit us from purchasing our own shares. A public limited company must not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
Any such purchase will be either a “market purchase” or “off-market purchase,” each as defined in the Companies Act 2006. A “market purchase” is a purchase made on a “recognized investment exchange” (other than an overseas exchange) as defined in the UK Financial Services and Markets Act 2000, as amended, or FSMA. An “off-market purchase” is a purchase that is not made on a “recognized investment exchange.” Both “market purchases” and “off-market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off-market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company. Both resolutions authorizing “market purchases” and “off-market purchases” must specify a date, not later than five years after the passing of the resolution, on which the authority to purchase is to expire. Nasdaq is an “overseas exchange” for the purposes of the Companies Act 2006 and does not fall within the definition of a “recognized investment exchange” for the purposes of FSMA and any purchase made by us would need to comply with the procedural requirements under the Companies Act 2006 that regulate “off-market purchases.”
A buy-back by a company of its shares will generally give rise to UK stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company (rounded up to the next £5.00).
Our Articles do not have conditions governing changes to our capital which are more stringent than those required by law.
Distributions and Dividends
Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves, as determined on a non-consolidated basis. The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.
As a public company, it is also not sufficient that we have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that our net worth is at least equal to the amount of our capital. A public company can only make a distribution:
•
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•
if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Shareholder Rights
Certain rights granted under the Companies Act 2006, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our shareholders. For English law purposes, our shareholders are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our share register. If a person who holds their ADSs in DTC wishes to exercise certain of the rights granted under the Companies Act 2006, they may be required to first take steps to withdraw their ADSs from the settlement system operated by DTC and become the registered holder of the shares in our share register. A withdrawal of shares from DTC may have tax implications. For additional information on the potential tax implications of withdrawing your shares from the settlement system operated by DTC, see “Material Income Tax Considerations — UK Taxation.”
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the UK that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs, other than, on current law, withholding tax requirements that may apply in respect of interest. There is no limitation imposed by English law or in our Articles on the right of non-residents to hold or vote shares.
Differences in corporate law
The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.
	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors	Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part
Vacancies on the Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a

	England and Wales	Delaware
	company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meeting
Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Under the Companies Act 2006, at least 21 days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 days’ notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

	England and Wales	Delaware
general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.
Quorum	Subject to the provisions of a company’s articles of association, the Companies Act 2006 provides that two shareholders present at a meeting (in person, by proxy or authorized representative under the Companies Act 2006) shall constitute a quorum for companies with more than one shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.
Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Preemptive Rights	Under the Companies Act 2006, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

	England and Wales	Delaware
with the provisions of the Companies Act. See “Description of Share Capital and Articles of Association — Preemptive Rights” in this prospectus.
Authority to Allot	Under the Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.
Liability of Directors and Officers	Under the Companies Act 2006, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (i) purchase and maintain insurance
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
any transaction from which the director derives an improper personal benefit.

	England and Wales	Delaware
against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is convicted; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.
Voting Rights
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.
Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote on the resolution.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	England and Wales	Delaware
Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.
Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers.
These arrangements require:
•
the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number representing 75% in value of the shareholders or creditors or class thereof present and voting, either in person or by proxy; and

•
the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
•
the approval of the board of directors; and

•
the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

Standard of Conduct for Directors
Under English law, a director owes various statutory and fiduciary duties to the company, including:
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to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to: (i) the likely consequences of any decision in the long-term, (ii) the interests of the company’s employees, (iii) the need to foster the company’s business relationships with suppliers, customers and others, (iv) the impact of the company’s operations on the community and the environment, (v) the desirability to maintain a reputation for high standards of business conduct, and (vi) the need to act fairly as between members of the company;

•
to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In

	England and Wales	Delaware

possibly conflicts, with the interests of the company;
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to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

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to exercise independent judgment;

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to exercise reasonable care, skill and diligence;

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not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

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to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders

Shareholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.
Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
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state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and
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allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•
state the reasons for not making the effort.

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Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Stock exchange listing
ADSs representing our ordinary shares have been listed on The Nasdaq Global Market under the symbol “VACC” since April 30, 2021.
Transfer agent and registrar of shares
Our share register is maintained by our registrar, Computershare Investor Services plc. The share register reflects only record owners of our ordinary shares. Holders of ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees is the holder of the ordinary shares underlying ADSs. Holders of ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion of ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon is the depositary for the ADSs. Each ADS represents one share (or a right to receive one share) deposited with The Bank of New York Mellon, as custodian, acting through an office located in the United Kingdom. Each ADS also represents any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs received statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. English law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.
Dividends and Other Distributions
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if the Company asks it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security.
The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of England and Wales and the provisions of the Articles or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least forty-five (45) days in advance of the meeting date
Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share with us revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until thirty (30) days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
•
sixty (60) days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•
we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•
we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•
the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•
we appear to be insolvent or enter insolvency proceedings;

•
all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•
there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•
there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least ninety (90) days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on the Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•
are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing the our or its obligations under the deposit agreement;

•
are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•
have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•
may rely upon any documents the Company believes or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•
are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•
agree that the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, the Company and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
•
payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•
satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when our transfer books or the depositary’s register are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
•
when temporary delays arise because: (i) the depositary has closed its register or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•
when you owe money to pay fees, taxes and similar charges; or

•
when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from the Company as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether any of the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the applicable indenture if you do not fully understand a term or the way we use it in this prospectus.
We may offer senior or subordinated debt securities, which may be convertible. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to this registration statement of which this prospectus forms a part.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. The statements below are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, as amended or supplemented from time to time. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
We expect that the indentures will:
•
not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities in one or more series;

•
not require us to issue all of the debt securities of a series at the same time;

•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•
provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.

Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•
the title of the debt securities and whether they are senior or subordinated;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares received on conversion;

•
the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•
the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•
the date or dates, or the method for determining the date or dates, from which interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for interest payment dates, or the method by which we will determine those dates;

•
the persons to whom interest will be payable;

•
the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•
the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•
where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•
where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•
the times, prices and other terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•
the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;
•
whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•
whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•
whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•
any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for debt securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•
whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•
the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•
the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•
the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•
the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•
whether and under what circumstances the debt securities being offered are convertible into ordinary shares, including the conversion price or rate or the manner of calculation thereof;

•
the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•
any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•
if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•
the name of the applicable trustee and the nature of any material relationship between the trustee and us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•
any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•
provisions related to the modification of the indentures;

•
applicable CUSIP numbers; and

•
any other terms of such debt securities not inconsistent with the provisions of the applicable indenture or the Trust Indenture Act.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
We also may issue indexed debt securities. Payments of principal, premium and interest on indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.
Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•
exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•
surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 calendar days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:
•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•
after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants
Existence.   Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.
Payment of taxes and other claims.   The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.
Additional covenants.   The applicable prospectus supplement will set forth any additional covenants relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•
default in the payment of any installment of interest on any debt security of such series continuing for 30 calendar days;

•
default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

•
default in making any sinking fund payment as required for any debt security of such series for five business days;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 calendar days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•
a default under any bond, debenture, note, mortgage, indenture or instrument:

(1)
having an aggregate principal amount in excess of a minimum amount as specified in a prospectus supplement; or

(2)
under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Vaccitech or any significant subsidiary that, if contested, is not dismissed or stayed within 90 calendar days; and

•
any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•
we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

We expect that the indentures will also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
•
in the payment of the principal, any premium, or make-whole amount, or interest;

•
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•
in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

We expect that the indentures will require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
We expect that the indentures will provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
We expect that the indentures will provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•
is in conflict with any law or the applicable indenture;

•
may involve the trustee in personal liability; or

•
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
We expect that the indentures will provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of each of the affected holders of the debt securities affected by the modification or amendment:
•
change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•
reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•
reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•
change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•
reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to us as obligor under such indenture;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•
to secure the debt securities;

•
to establish the form or terms of debt securities of any series;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•
to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•
to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting
We expect the indentures will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•
debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, we expect that the indentures will provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination
Unless otherwise provided in the applicable prospectus supplement and indenture, subordinated securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Vaccitech and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event for U.S. federal income tax purposes with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities will provide us with the right not to comply with specified covenants and that specified events of default described in a prospectus supplement will not apply provided we deposit with the trustee money or government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.

Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.
We refer you to any applicable prospectus supplement with respect to any deletions or additions or modifications to the descriptions above.

DESCRIPTION OF WARRANTS
We may offer warrants for the purchase of ordinary shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities in one or more series, from time to time. We may issue warrants independently or together with ordinary shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities, and the warrants may be attached to or separate from those securities.
If we offer warrants, they may be evidenced by warrant certificates and will be issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
The prospectus supplement for each offering will provide the following terms, where applicable:
•
the offering price and aggregate number of warrants offered;

•
the currency for which the warrants may be purchased;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase securities, the number of shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the periods during which, and places at which, the warrants are exercisable;

•
the manner of exercise;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreement and warrants may be modified;

•
federal income tax consequences of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we offer warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of such ordinary shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

DESCRIPTION OF UNITS
We may offer units consisting of ordinary shares, ordinary shares represented by ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in any combination in one or more series, from time to time.
If we offer units, they may be evidenced by unit certificates issued under one or more unit agreements, which are contracts between us and an agent for the holders of the units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

We urge you to read the prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the unit. If we offer units, forms of unit agreements and unit certificates relating to units will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

TAXATION
The following summary contains a description of material United Kingdom and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares or ADSs. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to acquire ordinary shares or ADSs in this offering.
The material United Kingdom and U.S. federal income tax consequences of the acquisition, ownership and disposition of any debt securities, warrants, and units will be discussed in the applicable prospectus supplement.
Material U.S. federal income tax considerations for U.S. holders
The following is a description of material U.S. federal income tax considerations for U.S. Holders (defined below) with respect to their ownership and disposition of our ordinary shares or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that is an initial purchaser of the ordinary shares or ADSs pursuant to the offering and that holds our ordinary shares or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•
banks, insurance companies, and certain other financial institutions;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
dealers or traders in securities who use a mark to market method of tax accounting;

•
persons holding ordinary shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ordinary shares or ADSs;

•
persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•
brokers, dealers or traders in securities, commodities, currencies or notional principal contracts;

•
tax-exempt entities or government organizations, including “individual retirement accounts” and “Roth IRAs” as defined in Section 408 or 408A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), respectively;

•
S corporations, partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold our ordinary shares or ADSs through such an entity;

•
certain former citizens or long term residents of the United States;

•
regulated investment companies, grantor trusts or real estate investment trusts;

•
persons subject to Section 451(b) of the Code;

•
persons holding our ordinary shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•
persons who own (directly, constructively or through attribution) 10% or more (by vote or value) of our outstanding ordinary shares or ADS.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares or ADSs, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares or ADSs and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of ordinary shares or ADSs.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the United Kingdom and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein — possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not take a contrary or different position concerning the tax consequences of the ownership and disposition of our ordinary shares or ADSs or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our ordinary shares or ADSs. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ordinary shares or ADSs in their particular circumstances.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares or ADSs and is:
(i)
an individual who is a citizen or individual resident of the United States;

(ii)
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(iii)
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Accordingly, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS.
As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company” (“PFIC”).
PERSONS CONSIDERING AN INVESTMENT IN ORDINARY SHARES OR ADSs SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES OR ADSs, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
PFIC Rules
If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
•
at least 75% of its gross income is passive income (such as interest income) (referred to herein as the Income Test); or

•
at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (referred to herein as the Asset Test).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, in which we own, directly or indirectly, 25% or more of the equity (by value).

A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of the ordinary shares or ADSs, which may fluctuate considerably. Fluctuations in the market price of the ordinary shares or ADSs may result in our being a PFIC for any taxable year. If we are a “controlled foreign corporation”, or CFC, for U.S. federal income tax purposes for a taxable period (including in the current year) in which our ordinary shares or ADSs are not publicly traded, the value of our assets for purposes of the asset test would be determined based on the tax basis of such assets, which could increase the likelihood that we are treated as a PFIC. We do not believe that we were a CFC in 2021, and we do not expect to be a CFC in 2022.
Based on the current and expected composition of our income and the value of our assets, we do not believe we were a PFIC for 2021. However, based on current projections of our income and volatility in the price of our shares, it is possible we, or our subsidiaries, may be a PFIC for our current taxable year. Our status as a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. With respect to the current taxable year, the value of our assets would be subject to some uncertainty if we are treated as a CFC. As a result, we cannot provide any assurances regarding our PFIC status for the current, prior or future taxable years.
Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries that are PFICs, or Lower-tier PFICs, and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holders have not received the proceeds of those distributions or dispositions directly.
If we are determined to be a PFIC, U.S. Holders may be able to make certain elections that could alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ordinary shares or ADSs. Such elections include a “mark to market” election, a “deemed sale” election, and a “qualified electing fund” election, each described in more detail below. We may or may not be able to provide the information required to make any such elections, and U.S. Holders should therefore not assume that any particular election will be available to them.
If we were a PFIC for any taxable year during which a U.S. Holder held ordinary shares or ADSs, unless the U.S. Holder makes one of the elections described below, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the ordinary shares or ADSs (or indirect disposition of shares of a Lower-tier PFIC) would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares or ADSs (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the ordinary shares or ADSs received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the ordinary shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a qualified electing fund election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC.
Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark to market treatment) of the ordinary shares or ADSs. If a U.S. Holder makes the mark to market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares or ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares or ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark to market election). If a U.S. Holder makes the mark to market election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares or ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark to market election). The mark to market election is available only if we are a PFIC and the ordinary shares or ADSs are “regularly traded” on a “qualified exchange.” The ordinary shares or ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares or ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if the ordinary shares or ADSs are regularly traded, the mark to market election should be available to a U.S. Holder. U.S. Holders should consider carefully the impact of a mark to market election with respect to their ordinary shares or ADSs given that the Company may have Lower-tier PFICs for which a mark to market election may not be available.
Alternatively, as U.S. Holder may avoid the general tax treatment for PFICs described above by electing to treat us and each Lower-tier PFIC as a “qualified elected fund,” or Qualified Electing Fund, for each of the taxable years during its holding period that we are a PFIC. If a QEF Election is not in effect for the first taxable year in a U.S. Holder’s holding period in which we are a PFIC, a QEF Election generally can only be made if the U.S. Holder elects to make an applicable deemed sale or deemed dividend election on the first day of the U.S. Holder’s taxable year in which the PFIC becomes a Qualified Electing Fund pursuant to the QEF Election. The deemed gain or deemed dividend recognized with respect to such an election would be subject to the general tax treatment of PFICs discussed above. If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. Any distributions we make out of our earnings and profits that were previously included in a U.S. Holder’s income under the QEF Election would not be taxable to the U.S. Holder. A U.S. Holder’s tax basis in its ordinary shares or ADSs would be increased by an amount equal to any income included under the QEF Election and decreased by any amount distributed on the ordinary shares or ADSs that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares or ADSs in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs, each as determined in U.S. dollars. Once made, a QEF Election remains in effect unless invalidated or terminated by the IRS or revoked by the U.S. Holder. A QEF Election can be revoked only with the consent of the IRS. A U.S. Holder will not be currently taxed on the ordinary income and net capital gain of a PFIC with respect to which a QEF Election was made for any taxable year of the non-U.S. corporation that such corporation does not satisfy the PFIC Income Test or Asset Test.
We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF Election, and expect to provide to U.S. Holders, for each taxable year that we determine we are a PFIC, a “PFIC Annual Information Statement” containing information necessary for a U.S. Holder to make a QEF Election with respect to us. Although we have not yet determined our PFIC status for the 2022 taxable year, it is possible that we may be a PFIC for the 2022 taxable year and future taxable years based on current income projections and the volatility in the price of our shares. Our status as a PFIC is a fact-intensive determination made on an annual basis and we cannot provide any assurances regarding our PFIC status for any past, current or future taxable years. If we determine we are a PFIC for the 2022 taxable year, we will provide information necessary for our shareholders to make a QEF Election with respect to us for the 2022 taxable year on our website (www.vaccitech.co.uk). We do not, however, expect to provide the information necessary for a U.S. Holder to make a QEF Election with respect to any of our Lower-tier PFICs.
U.S. Holders are urged to consult their tax advisors regarding the availability of, and procedure for making, any market to market, deemed sale, deemed dividend or QEF Election.

If a U.S. Holder owns ordinary shares or ADSs during any taxable year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. Holder’s federal income tax return for that year. If we are a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their tax advisers with respect to the ownership and disposition of the ordinary shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares or ADSs and the IRS information reporting obligations with respect to the ownership and disposition of the ordinary shares or ADSs.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.
Taxation of distributions
Subject to the discussion above under “— PFIC Rules,” distributions paid on ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of earnings and profits will be non-taxable to the U.S. Holder to the extent of, and will be applied against and reduce, the U.S. Holder’s adjusted tax basis in the ordinary shares or the ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. Holder as either long-term or short-term capital gain depending upon whether a U.S. Holder has held the ordinary shares or the ADSs for more than one year as of the time such distribution is received. However, because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements are met. However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s (or in the case of ADS’s, the depositary’s) receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss.
For foreign tax credit limitation purposes, our dividends will generally be treated as passive category income. Because no UK income taxes are expected to be withheld from dividends on ordinary shares or ADSs, no creditable foreign taxes are expected to be associated with any dividends that a U.S. Holder will receive. The rules governing foreign tax credits are complex and U.S. Holders should therefore consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.
Sale or other taxable disposition of ordinary shares and ADSs
Subject to the discussion above under “— PFIC Rules,” gain or loss realized on the sale or other taxable disposition of ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
Information reporting and backup withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
UK Taxation
The following is intended as a general guide to current UK tax law and HM Revenue & Customs, or HMRC, published practice (which is not binding) applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all UK tax considerations relating to the holding of ADSs, or all of the circumstances in which holders of ADSs may benefit from an exemption or relief from UK taxation. It is written on the basis that we do not (and will not) directly or indirectly at any time derive at least 75% of the total market value of our qualifying assets from UK land, and that we are and will remain solely resident in the UK for tax purposes and will therefore be subject to the UK tax regime and not the U.S. tax regime save as set out above under “Material U.S. Federal Income Tax Considerations for U.S. Holders.”
Except to the extent that the position of non-UK resident persons is expressly referred to, this guide relates only to persons who are resident (and in the case of individuals, domiciled or deemed domiciled) for tax purposes solely in the UK and do not have a permanent establishment, branch or agency (or equivalent) in any other jurisdiction with which the holding of the ADSs is connected, or UK Holders, who are absolute beneficial owners of the ADSs (and do not hold the ADSs through an Individual Savings Account or a Self-Invested Personal Pension) and any dividends paid in respect of the ADSs or underlying ordinary shares (where the dividends are regarded for U.K. tax purposes as that person’s own income) and who hold their ADSs as investments.
This guide may not relate to certain classes of UK Holders, such as (but not limited to):
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persons who are connected with us;

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financial institutions;

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insurance companies;

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charities or tax-exempt organizations;

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collective investment schemes;

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pension schemes;

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market makers, intermediaries, brokers or dealers in securities or persons who hold ADSs otherwise than as an investment;

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persons who have (or are deemed to have) acquired their ADSs by virtue of an office or employment or who are or have been our (or any of our affiliates’) officers or employees; and

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individuals who are subject to UK taxation on a remittance basis or to whom split-year treatment applies.

The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) casts some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for UK purposes as that person’s own income) for UK direct tax purposes.
THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN UK TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADSs IN THEIR OWN PARTICULAR CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-UK RESIDENT OR NON-UK DOMICILED PERSONS OR PERSONS SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.
Dividends
Withholding Tax
Dividends that we pay will not be subject to any withholding or deduction for or on account of UK tax.
Income Tax
An individual UK Holder may, depending on his or her particular circumstances, be subject to UK tax on dividends received from us. An individual holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK income tax on dividends received from us unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the UK through a permanent establishment, branch or agency to which the ADSs are attributable. There are certain exceptions for trading in the UK through independent agents, such as some brokers and investment managers.
Dividend income is treated as the top slice of the total income chargeable to UK income tax for an individual UK Holder. An individual UK Holder who receives a dividend in the 2022/2023 tax year will be entitled to a tax-free allowance of £2,000. Income within the dividend allowance counts towards an individual’s basic or higher rate limits and may, therefore, affect the level of personal allowance to which they are entitled. Dividend income in excess of this tax-free allowance will (subject to the availability of any income tax personal allowance) be charged at 8.75% (for the tax year 2022/2023) to the extent the excess amount falls within the basic rate band, 33.75% (for the tax year 2022/2023) to the extent the excess amount falls within the higher rate band, and 39.35% (for the tax year 2022/2023) to the extent the excess amount falls within the additional rate band.
Corporation Tax
A corporate holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK corporation tax on dividends received from us unless it carries on (whether solely or in partnership) a trade in the UK through a permanent establishment to which the ADSs are attributable.
Corporate UK Holders should not be subject to UK corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. It should be noted that the exemptions, whilst of wide application, are not comprehensive and are subject to anti-avoidance rules in relation to a dividend. If the conditions for the exemption are not satisfied, or such anti-avoidance provisions apply or such UK Holder elects for an otherwise exempt dividend to be taxable, UK corporation tax will be chargeable on the amount of any dividends (at the current rate of 19% rising to 25% from 1 April 2023 for companies with profits of more than £50,000 while the rate of 19% will apply to companies with profits not exceeding £50,000 with a tapered rate applying to profits between £50,000 and £250,000).

Chargeable Gains
A disposal or deemed disposal of ADSs by a UK Holder may, depending on the UK Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption), give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax and corporation tax on chargeable gains.
If an individual UK Holder who is subject to UK income tax at either the higher or the additional rate is liable to UK capital gains tax on the disposal of ADSs, the current applicable rate will be 20% (for the tax year 2022/2023). For an individual UK Holder who is subject to UK income tax at the basic rate and liable to UK capital gains tax on such disposal, the current applicable rate would be 10% (for the tax year 2022/2023), save to the extent that any capital gains when aggregated with the UK Holder’s other taxable income and gains in the relevant tax year exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 20% (for the tax year 2022/2023).
If a corporate UK Holder becomes liable to UK corporation tax on the disposal (or deemed disposal) of ADSs, the main rate of UK corporation tax would apply (currently at 19% rising to 25% from 1 April 2023 for companies with profits of more than £50,000 while the rate of 19% will apply to companies with profits not exceeding £50,000 with a tapered rate applying to profits between £50,000 and £250,000).
A holder of ADSs that is not resident for tax purposes in the UK should not normally be liable to UK capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs, unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the UK through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which the ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the UK or is treated as resident outside the UK for the purposes of a double taxation treaty for a period of five years or less and who disposes of ADSs during that period of temporary non-residence may be liable on his or her return to the UK (or upon ceasing to be regarded as resident outside the UK for the purposes of double taxation treaty) to UK tax on any capital gain realized (subject to any available exemption or relief).
Stamp Duty and Stamp Duty Reserve Tax
The discussion below relates to the holders of our ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.
Issue of Ordinary Shares
As a general rule, no UK stamp duty or stamp duty reserve tax, or SDRT, is payable on the issue of the ordinary shares underlying the ADSs.
Transfers of Ordinary Shares
An unconditional agreement to transfer ordinary shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). Stamp duty is normally paid by the purchaser. The charge to SDRT will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising, (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.
Clearance Services and Depositary Receipts
Under published HMRC practice, no SDRT (and, where the transfer is effected by a written instrument, stamp duty) is generally payable where an issue or transfer of ordinary shares (including an unconditional agreement to transfer ordinary shares to a clearance service or a depositary receipt system (including to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services)) is an integral part of an issue of share capital unless the clearance service has made and maintained an election under section 97A of the UK Finance Act 1986, or a section 97A election. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by the DTC.
Issue or Transfers of ADSs
No UK SDRT or stamp duty is required to be paid in respect of the issue of or an agreement to transfer ADSs (including by way of a paperless transfer of ADSs through the facilities of DTC).

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us under this prospectus. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for continued research and development expenses of our product candidates and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We may also use a portion of the net proceeds to pay interest or principal on outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.
Pending the use of the net proceeds, we intend to invest the net proceeds in in a variety of capital preservation instruments, including short-term, interest-bearing, investment-grade securities and U.S. government securities.

PLAN OF DISTRIBUTION
We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase our securities.
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We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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Unless indicated otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.
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If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We may use a dealer to sell our securities.
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If we use a dealer, we will sell our securities to the dealer, as principal.

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The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.
We may effect sales of securities in connection with forward sale, option, swap or other types of agreements with third parties.
Any distribution of securities pursuant to any sale may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.
We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

LEGAL MATTERS
Certain legal matters of English law and U.S. federal law will be passed upon for us by Goodwin Procter (UK) LLP and Goodwin Procter LLP, respectively. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of England and Wales would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. Any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
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the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

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England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

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the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

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the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

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the judgment was not procured by fraud;

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recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

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the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

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the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

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there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

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the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings. It should also be noted that in the courts of England and Wales system the usual rule is that the losing party is ordered to pay the legal costs of the litigation that were incurred by the successful party. These costs are assessed by the courts of England and Wales at the conclusion of the litigation and they will determine whether one party is responsible in whole or in part for the other party’s costs.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.vaccitech.co.uk. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of the registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:
•
Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 25, 2022;

•
Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 11, 2022 and for the three and six months ended June 30, 2022, filed with the SEC on August 9, 2022;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from amendment no. 1 to our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on May 13, 2022;

•
Current Reports on Form 8-K filed with the SEC on May 13, 2022 (which was subsequently amended on May 24, 2022), June 16, 2022 and June 29, 2022 (with respect to Item 8.01 only) (except that, with respect to the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference); and

•
The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on April 27, 2021, including any amendment or report filed for the purpose of updating such description (File No. 001-40367).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus, including our annual Proxy Statement on Schedule 14A relating to our annual general meeting of shareholders, until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus free of charge. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the following address and telephone number:
Vaccitech plc
Unit 6-10, Zeus Building
Rutherford Avenue
Harwell, Didcot, OX11 0DF
United Kingdom
+44 (0) 1865 818 808
You may also access these documents on our website, www.vaccitech.co.uk. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement to this prospectus. Neither we nor any other person take any responsibility for, and can provide no assurances as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

$200,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
Units

PROSPECTUS

           , 2022.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated August 9, 2022
PROSPECTUS SUPPLEMENT
(To prospectus dated      , 2022)
$75,000,000
Ordinary Shares represented by American Depositary Shares
We have entered into a sales agreement with Jefferies LLC, or Jefferies, relating to the sale of American Depositary Shares, or ADSs, offered by this prospectus supplement. Each ADS represents one ordinary share, nominal value £0.000025 per share. In accordance with the terms of the sales agreement, we may offer and sell ADSs having an aggregate offering price of up to $75,000,000 from time to time through Jefferies acting as our sales agent.
ADSs representing our ordinary shares are listed on The Nasdaq Global Market under the symbol “VACC”. On August 8, 2022, the last reported sale price of ADSs was $4.64 per ADS.
Sales of ADSs, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Jefferies for sales of ADSs sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any ADSs sold under the sales agreement. In connection with the sale of the ADSs on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.
Investing in these securities involves risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is           , 2022.

PRESENTATION OF FINANCIAL INFORMATION
We maintain our books and records primarily in pounds sterling, our results are subsequently represented in U.S. dollars and we prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. All references included or incorporated by reference in this prospectus to “$” are to U.S. Dollars and all references to “£” are to pounds sterling.
We have made rounding adjustments to some of the figures included or incorporated by reference in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. We have historically conducted our business through Vaccitech (UK) Limited (formerly Vaccitech Limited), and therefore our historical consolidated financial statements present the consolidated results of operations of Vaccitech (UK) Limited (formerly Vaccitech Limited) and its subsidiaries, Vaccitech Australia Pty Limited, Vaccitech Oncology Limited, Vaccitech North America Inc. (which in April 2022 acquired Vaccitech USA, Inc. by way of merger) and Vaccitech Italia S.R.L. Following our reorganization that we completed in connection with our initial public offering, our consolidated financial statements present the consolidated results of operations of Vaccitech plc and its subsidiaries. In addition, on April 4, 2022 a merger was effected between subsidiaries Vaccitech USA, Inc. and Vaccitech North America, Inc, with Vaccitech North America, Inc. being the surviving entity.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC. We may from time to time sell ordinary shares represented by ADSs having an aggregate offering price of up to $75,000,000 under this prospectus supplement at prices and on terms to be determined at the time of each such offering.
Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Jefferies has not, authorized anyone to provide you with information in addition to or different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We and Jefferies take no responsibility for, and can provide no assurances as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement, the accompanying prospectus or any related free writing prospectus or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of such document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. You may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless the content indicates otherwise, referenced in this prospectus to the “company,” “we,” “us,” and “our” refer to Vaccitech plc.
We own various trademark registrations and applications, and unregistered trademarks, including our name, our corporate logo and technologies acquired as part of our acquisition of Avidea Technologies, Inc. in December 2021. We have an exclusive license to use and display the Vaccitech registered trademark in order to commercialize Vaccitech in the United Kingdom. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into it contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. The forward-looking statements and opinions contained in this prospectus supplement are based upon information available to our management as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, as described under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our periodic filings with the SEC incorporated by reference in this prospectus supplement or the accompanying prospectus. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, the timing of events and circumstances and actual results could differ materially from those projected in the forward looking statements. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:
•
the success, cost and timing of our product development activities and clinical trials;

•
the timing, scope or likelihood of regulatory filings and approvals, including timing of Investigational New Drug Application and Biological License Application filings for our current and future product candidates, and final U.S. Food and Drug Administration, European Medicines Agency, United Kingdom Medicines and Healthcare products Regulatory Agency or other foreign regulatory authority approval of our current and future product candidates;

•
our ability to develop and advance our current and future product candidates and programs into, and successfully complete, clinical trials;

•
our ability to establish future or maintain current collaborations or strategic relationships or obtain additional funding;

•
the rate and degree of market acceptance and clinical utility of our current and future product candidates;

•
our expectations surrounding the payments we expect to receive pursuant to the research collaboration and exclusive worldwide license agreement, or the AstraZeneca License Agreement, between OUI and AstraZeneca;

•
the ability and willingness of our third-party collaborators to continue research and development activities relating to our product candidates;

•
our and our collaborators’ ability to obtain, maintain, defend and enforce our intellectual property protection for our product candidates, and the scope of such protection;

•
our manufacturing, commercialization and marketing capabilities and strategy;

•
future agreements with third parties in connection with the commercialization of our product candidates and any other approved products;

•
regulatory developments in the United States and foreign countries;

•
competitive companies, technologies and our industry and the success of competing therapies that are or may become available;

•
our ability to attract and retain key scientific or management personnel;

•
our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

•
the accuracy of our estimates of our annual total addressable markets, future revenue, expenses, capital requirements and needs for additional financing;

•
our expectations about market trends;

•
our ability to overcome the challenges posed by the COVID-19 pandemic to the conduct of our business; and

•
our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended.

The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus supplement and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in our securities.
Business Overview
We are a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases, autoimmunity, and cancer. We aim to treat and prevent infectious diseases and cancer, and we use our proprietary platforms to develop product candidates that stimulate powerful, targeted immune responses against pathogens, infected cells and tumor cells. We design these product candidates to stimulate immune responses that are robust, highly specific, and are differentiated by the magnitude of the T cell populations induced, which exhibit critical functionality and durability. In the field of autoimmunity, we use our proprietary platform to develop product candidates that induce regulatory T cells to suppress specific immune responses and prevent/reverse autoimmunity. We are focused on applying our platform capabilities and the expertise of our team to address significant unmet medical needs in two settings — the therapeutic setting, for the treatment of chronic infectious diseases, cancer and autoimmunity, and the prophylactic setting, for the prevention of infectious diseases, based on our platform’s ability to respond rapidly to epidemic and pandemic threats.
We have a broad pipeline of both clinical and preclinical stage therapeutic and prophylactic programs. Our current therapeutic programs include VTP-300 for the treatment of chronic hepatitis B infection, or CHB, VTP-200 for the treatment of human papilloma virus infection, or HPV, VTP-850 for the treatment of prostate cancer, VTP-600 for the treatment of non-small cell lung cancer, or NSCLC, VTP-1100 for the treatment of HPV-associated cancers and VTP-1100 for the treatment of celiac disease. Our current prophylactic programs include VTP-400 for the prevention of herpes zoster, or shingles, and VTP-500 for the prevention of Middle East respiratory syndrome, or MERS. Preclinical, IND-enabling programs are underway to utilize the SNAPvax platform in both cancer and an immune tolerance indication. In addition, we co-invented a COVID-19 vaccine candidate with the University of Oxford, which we assigned to Oxford University Innovation, or OUI, to facilitate the license of those rights by OUI to AstraZeneca UK Limited, or AstraZeneca. The vaccine, formerly referred to as AZD1222, is now authorized for use under the marketing name Vaxzevria in a number of countries. AstraZeneca has exclusive worldwide rights to develop and commercialize Vaxzevria.
Corporate Information
We were originally incorporated under the laws of England and Wales in March 2021 as Vaccitech Rx Limited (now known as Vaccitech plc) to become a holding company for Vaccitech (UK) Limited (formerly Vaccitech Limited) and its subsidiaries. Vaccitech Rx Limited subsequently re-registered as a public limited company, in connection with our initial public offering, and its name was changed from Vaccitech Rx Limited to Vaccitech plc in April 2021. Vaccitech (UK) Limited was originally incorporated under the laws of England and Wales in January 2016 as Vaccitech Limited and subsequently changed its name to Vaccitech (UK) Limited in April 2021. Vaccitech plc is the issuer of the securities described in this prospectus and the ultimate parent company of five subsidiaries: Vaccitech (UK) Limited (formerly Vaccitech Limited), Vaccitech Australia Pty Limited, Vaccitech Oncology Limited, Vaccitech North America Inc. (which in April 2022 acquired Vaccitech USA, Inc. by way of merger) and Vaccitech Italia S.R.L. Our principal executive office is located at Unit 6-10, Zeus Building Rutherford Avenue, Harwell, Didcot, OX11 0DF, United Kingdom, and our telephone number is +44 (0) 1865 818 808. Our website address is www.vaccitech.co.uk. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING
ADSs offered by us
Ordinary shares represented by ADSs, having an aggregate offering price of up to $75,000,000.
Ordinary shares to be outstanding after this offering
Up to 53,379,955 ordinary shares, including ordinary shares represented by ADSs (as more fully described in the notes following this table), assuming sales of 16,163,793 ADSs in this offering at an offering price of $4.64 per ADS, which was the last reported sale price of ADSs on the Nasdaq Global Market on August 8, 2022. The actual number of ADSs issued will vary depending on the sales prices under this offering.
Manner of offering
“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-13 of this prospectus supplement.
The ADSs
Each ADS represents one ordinary share, nominal value £0.000025 per share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs.
Depositary
The Bank of New York Mellon
Use of proceeds
We currently anticipate using the net proceeds from this offering primarily for continued research and development expenses of our product candidates and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations.
See “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk Factors
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-7, as well as those risk factors that are incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our securities.
The Nasdaq Global Market symbol
“VACC.”
All information in this prospectus supplement related to the number of our ordinary shares to be outstanding immediately after this offering is based on 37,216,162 of our ordinary shares outstanding as of June 30, 2022. The number of ordinary shares outstanding as of June 30, 2022 excludes:
•
4,944,406 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2022, at a weighted average exercise price of $9.37 per share; and

•
1,830,449 ordinary shares reserved for future issuance under our 2021 Share Option and Incentive Plan as of June 30, 2022.

Unless otherwise stated, all information contained in this prospectus assumes no exercise of share options after June 30, 2022 and reflects an assumed public offering price of $4.64, which was the last reported sale price of ADSs on the Nasdaq Global Market on August 8, 2022.

RISK FACTORS
Investing in the ADSs and our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described in the following risk factors as well as the other information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of the ADSs could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and is incorporated by reference into this prospectus supplement and the accompanying prospectus, other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, and results of operations.
Risks Related to this Offering
The price of ADSs is volatile and holders of the ADSs could lose all or part of their investment.
The trading price of ADSs is highly volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this annual report, these factors include:
•
the results of our ongoing, planned or any future preclinical studies, clinical trials or clinical development programs and those of third parties, such as those of AstraZeneca’s with respect to AZD1222;

•
the commencement, enrollment, or results of clinical trials of our product candidates or any future clinical trials we may conduct, or changes in the development status of our product candidates;

•
adverse results or delays in preclinical studies and clinical trials;

•
our decision to initiate a clinical trial, not to initiate a clinical trial, or to terminate an existing clinical trial;

•
any delay in our regulatory filings or any adverse regulatory decisions, including failure to receive marketing authorization for our product candidates;

•
changes in laws or regulations applicable to our products, including but not limited to clinical trial requirements for approvals;

•
adverse developments concerning our manufacturers or our manufacturing plans;

•
our inability to obtain adequate product supply for any licensed product or inability to do so at acceptable prices;

•
our inability to establish collaborations if needed;

•
our failure to commercialize our product candidates;

•
additions or departures of key scientific or management personnel;

•
unanticipated serious safety concerns related to the use of our product candidates;

•
introduction of new products or services offered by us or our competitors;

•
announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•
our ability to effectively manage our growth;

•
the size and growth of our initial cancer target markets;

•
our ability to successfully treat additional types of cancers or at different stages;

•
actual or anticipated variations in quarterly operating results;

•
our cash position;

•
our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

•
publication of research reports about us or our industry, or immunotherapy in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•
changes in the market valuations of similar companies;

•
overall performance of the equity markets;

•
sales of ADSs by us or our shareholders in the future;

•
trading volume of ADSs;

•
changes in accounting practices;

•
ineffectiveness of our internal controls;

•
disputes or other developments relating to intellectual property or proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•
significant lawsuits, including intellectual property or shareholder litigation;

•
general political and economic conditions; and

•
other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the market for biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of ADSs, regardless of our actual operating performance If the market price of the ADSs after this offering does not exceed the price at which you purchase ADSs in this offering, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, financial condition, results of operation and future prospects.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, if any, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our shareholders.
It is not possible to predict the actual number of ADSs we will sell under the sales agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to the sale agent to sell the ADSs at any time throughout the term of the sales agreement. The number of ADSs that are sold through the sales agent after our instruction will fluctuate based on a number of factors, including the market price of the ADSs during the sales period, the limits we set with the sales agent in any instruction to sell ADSs, and the demand for the ADSs during the sales period. Because the price of each ADS sold will fluctuate during this offering, it is not currently possible to predict the number of ADSs that will be sold or the gross proceeds to be raised in connection with those sales.
The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices and may therefore experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for ADSs to be sold in this offering. Investors may experience a decline in the value of the ADSs they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for ADSs. We cannot assure you that we will be able to sell ADSs or other securities in any other offering at a price per ADS or per share that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders. The price per ADS at which we sell additional ADSs or other securities convertible into or exchangeable for ADSs in future transactions may be higher or lower than the price per ADS in this offering.
Holders of ADSs are not treated as holders of our ordinary shares.
By participating in this offering you will become a holder of ADSs with underlying ordinary shares in a company incorporated under English law. Holders of ADSs are not treated as holders of our ordinary shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the deposit agreement and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the deposit agreement.
Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.
ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders meeting or we are paying a dividend on our ordinary shares. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.
The market price of ADSs may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the Nasdaq Global Market.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, ADSs and sales of substantial amounts of ADSs in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability and economic conditions in the U.S. and abroad have contributed to the extreme volatility of the markets, which may have an effect on the market price of ADSs.
You may experience immediate and substantial dilution in the net tangible book value per ADS you purchase.
Because the price per ADS being offered may be substantially higher than the net tangible book value per ADS outstanding, you may suffer immediate and substantial dilution in the net tangible book value of the ADSs you purchase in this offering. The ADSs sold in this offering, if any, will be sold from time to time at various prices. If we sell ADSs in this offering at a price that is higher than the book value per share of our common stock, investors in this offering will experience dilution.
Even if we sell all of the ADSs reserved under the “at-the-market” facility, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.
We are currently advancing current and future product candidates based on our proprietary biologic and synthetic platforms, including the Chimpanzee Adenovirus Oxford, or ChAdOx, and Modified vaccinia Ankara, or MVA, vectors, SNAPVax and our other technologies through clinical development. Developing and commercializing products for therapeutic indications is expensive, and we do not expect to generate meaningful product revenues in the foreseeable future.
As of June 30, 2022, our cash, cash equivalents and marketable securities were $192.3 million. Based on our current business plan, our management believes that we have sufficient cash to support our operations through to the fourth quarter of 2024, without additional financing. Our fundraising efforts to raise additional capital may divert our management from their day-to-day activities, which may adversely affect our ability to develop our platforms. In addition, we cannot guarantee that financing will be available in sufficient amounts, on a desired timeline or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities would dilute all of our stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaboration partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.
If we are unable to obtain funding on a timely basis, we may be required to revise our business plan and strategy, which may result in us significantly curtailing, delaying or discontinuing one or more of our clinical trials or may result in our being unable to expand our operations or otherwise capitalize on our business opportunities. As a result, our business, financial condition and results of operations could be materially affected.

USE OF PROCEEDS
We may sell ADSs having aggregate sales proceeds of up to $75,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.
We currently anticipate using the net proceeds from this offering primarily for continued research and development expenses of our product candidates and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations.
We have not determined the exact amounts we plan to spend on any of the items indicated above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering, the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.
Pending application of the net proceeds as described above, if any, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY
Since our inception, we have not declared or paid any dividends on our ordinary shares. We intend to retain all available funds and any earnings to fund the development and expansion of our business and do not currently intend to declare or pay dividends on our ordinary shares.
Any future determination to pay dividends will be made at the discretion of our board of directors and will depend on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. If we pay any dividends on our ordinary shares, the depositary will pay the amounts received on deposited ordinary shares to the ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $75,000,000 of the ADSs representing our ordinary shares from time to time through Jefferies acting as our sales agent or to Jefferies as principal. Sales of the ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to sell the ADSs under the sales agreement, we will notify Jefferies of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell the ADSs are subject to a number of conditions that we must meet.
The settlement of sales of the ADSs between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of the ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of the ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its legal counsel and for expenses relating to clearance of this offering with the Financial Industry Regulation Authority, or FINRA, payable upon execution of the sales agreement, in an amount not to exceed $95,000, in addition to certain ongoing fees and disbursements of its legal counsel under certain circumstances. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $660,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ADSs.
Under the terms of the sales agreement, we may also sell ADSs to Jefferies as principal for its own account at a price to be agreed upon at the time of sale. If we sell ADSs to Jefferies as principal, we will enter into a separate terms agreement with Jefferies, setting forth the terms of such transaction.
Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which ADSs are sold under the sales agreement. Each confirmation will include the number of ADSs sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of ADSs on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of the ADSs pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities. If we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly notify Jefferies. To the extent required by Regulation M, Jefferies will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus supplement and the accompanying prospectus.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the ordinary shares underlying the ADSs offered hereby and certain matters governed by English law will be passed upon for us by Goodwin Procter (UK) LLP. Certain matters of U.S. federal law will be passed upon for us by Goodwin Procter LLP, New York, New York. Jefferies is being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of England and Wales would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. Any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•
the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•
England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•
the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•
the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•
the judgment was not procured by fraud;

•
recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•
the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•
there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•
the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings. It should also be noted that in the courts of England and Wales system the usual rule is that the losing party is ordered to pay the legal costs of the litigation that were incurred by the successful party. These costs are assessed by the courts of England and Wales at the conclusion of the litigation and they will determine whether one party is responsible in whole or in part for the other party’s costs.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.vaccitech.co.uk. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of the Registration Statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the Registration Statement in accordance with SEC rules and regulations. You should review the information and exhibits in the Registration Statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the Registration Statement from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the Registration Statement is terminated or completed:
•
Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 25, 2022;

•
Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 11, 2022 and for the three and six months ended June 30, 2022, filed with the SEC on August 9, 2022;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from amendment no. 1 to our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on May 13, 2022;

•
Current Reports on Form 8-K filed with the SEC on May 13, 2022 (which was subsequently amended on May 24, 2022), June 16, 2022 and June 29, 2022 (with respect to Item 8.01 only) (except that, with respect to the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference); and

•
The description of our ordinary shares and the ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on April 27, 2021, including any amendment or report filed for the purpose of updating such description (File No. 001-40367).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement, including our annual Proxy Statement on Schedule 14A relating to our annual general meeting of shareholders, until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement and the accompanying prospectus is a part has been withdrawn, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus free of charge. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the following address and telephone number:
Vaccitech plc
Unit 6-10, Zeus Building Rutherford Avenue
Harwell, Didcot, United Kingdom, OX11 0DF
+44 (0) 1865 818 808
You may also access these documents on our website, www.vaccitech.co.uk. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have not, and Jefferies has not, authorized anyone to provide you with information in addition to or different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We and Jefferies take no responsibility for, and can provide no assurances as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of such document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

$75,000,000
Ordinary Shares represented by American Depositary Shares
PROSPECTUS SUPPLEMENT
Jefferies
           , 2022

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the FINRA filing fee.
SEC registration fee		$18,540
FINRA filing fee		30,500
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*
Estimated expenses not presently known.

Item 15.   Indemnification of Directors and Officers
Subject to the Companies Act 2006, members of the registrant’s board of directors and its officers (excluding auditors) have the benefit of the following indemnification provisions in the registrant’s Articles:
Current and former members of the registrant’s board of directors or officers shall be:
(i)
indemnified against any loss or liability which has been or may be incurred by them in connection with their duties or powers in relation to the company, any associated company (as defined in the Articles) or any pension fund or employees’ share scheme of the company or associated company and in relation to the company’s (or associated company’s) activities as trustee of an occupational pension scheme, including any liability incurred in defending any civil or criminal proceedings in which judgment is given in his or her favor or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part or in connection with any application in which the court grants him or her, in his or her capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the company’s (or associated company’s) affairs; and

(ii)
provided with funds to meet expenses incurred or to be incurred in defending any criminal or civil proceedings or application referred to above.

In the case of current or former members of the registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.
In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

Item 16.   Exhibits
The following exhibits are filed with this registration statement or are incorporated herein by reference.
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated as of August 9, 2022, by and between the Registrant and Jefferies LLC
2.1†	Agreement and Plan of Merger and Reorganization, dated December 9, 2021, by and among the Registrant, VA Merger Sub 1 Inc., VA Merger Sub 2 Inc., Avidea Technologies Inc., and Benjamin Eisler, as the Securityholder Agent (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40367) filed with the Securities and Exchange Commission on December 14, 2021)
2.2†	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated March 11, 2022, by and between the Registrant and Benjamin Eisler, as Securityholder Agent (Incorporated herein by reference to Exhibit 2.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-40367) filed with the Securities and Exchange Commission on March 25, 2022)
2.3	Amendment No. 2 to Agreement and Plan of Merger and Reorganization, dated May 9, 2022, by and between the Registrant and Benjamin Eisler, as the Securityholder Agent (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 (File No. 001-40367) filed with the Securities and Exchange Commission on August 9, 2022)
3.1	Articles of Association of Vaccitech plc (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40367), filed with the Securities and Exchange Commission on May 10, 2021)
4.1	Deposit Agreement, dated as of April 29, 2021, among the Registrant, The Bank of New York Mellon, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-265763), filed with the Securities and Exchange Commission on June 22, 2022)
4.2	Form of American Depositary Receipt (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-265763), filed with the Securities and Exchange Commission on June 22, 2022)
4.3	Form of Indenture for Senior Debt Securities
4.4	Form of Senior Debt Security (included in Exhibit 4.3 hereto)
4.5	Form of Indenture for Subordinated Debt Securities
4.6	Form of Subordinated Debt Security (included in Exhibit 4.5 hereto)
4.7	Registration Rights Agreement, dated March 28, 2022, by and among the Registrant and Benjamin Eisler, as the Securityholder Agent (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 (File No. 001-40367), filed with the Securities and Exchange Commission on May 11, 2022)
4.8	Registration Rights Agreement, by and among the Registrant and the Investors listed thereto, dated August 9, 2022 (Incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 (File No. 001-40367) filed with the Securities and Exchange Commission on August 9, 2022)
4.9*	Form of Warrant Agreement
4.10*	Form of Warrant Certificate
4.11*	Form of Unit Agreement
4.12*	Form of Unit Certificate
5.1	Opinion of Goodwin Procter (UK) LLP
5.2	Opinion of Goodwin Procter LLP

Exhibit Number	Description of Exhibit
23.1	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2 hereto)
23.3	Consent of BDO LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
107	Filing Fee Table

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

†
Certain portions of this exhibit have been omitted because they are not material and the Registrant customarily and actually treats that information as private or confidential.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(a)   The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Didcot, United Kingdom, on this 9th day of August, 2022.
VACCITECH PLC
By:
/s/ William Enright

William Enright
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints William Enright and Georgy Egorov, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ William Enright William Enright	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2022
/s/ Georgy Egorov Georgy Egorov	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2022
/s/ Robin Wright Robin Wright	Chairman and Director	August 9, 2022
/s/ Alex Hammacher Alex Hammacher	Director	August 9, 2022
/s/ Pierre A. Morgon Pierre A. Morgon	Director	August 9, 2022
/s/ Anne M. Phillips Anne M. Phillips	Director	August 9, 2022
/s/ Karen T. Dawes Karen T. Dawes	Director	August 9, 2022
/s/ Joseph C. F. Scheeren Joseph C. F. Scheeren	Director	August 9, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant, has signed this Registration Statement on Form S-3 on this 9th day of August, 2022.
VACCITECH NORTH AMERICA, INC.,
as Authorized U.S. Representative
By:
/s/ William Enright

Name:
William Enright

Title:
President